EXHIBIT 99.1

STATEFED FINANCIAL CORPORATION
519 Sixth Avenue
Des Moines, Iowa 50309

FOR MORE INFORMATION	FOR IMMEDIATE RELEASE
Contact John F. Golden, Chairman	Date October 25, 2000
at (515) 282-0236

STATEFED FINANCIAL CORPORATION
ANNOUNCES RESULTS OF ANNUAL MEETING

            DES MOINES, IOWA - October 25, 2000 --StateFed Financial Corporation (Nasdaq & SFFC) announced today the results of its annual stockholders' meeting. Andra Black, Sid Ramey, and Gene McCormick, all existing board members and management nominees, were re-elected to the Board for three-year terms. In addition, the Company's auditors were ratified for fiscal year June 30, 2001. "We are pleased with stockholders' support and intend to work even harder to maximize stockholder value to justify that support." said John F. Golden, Chairman of the Board of the Company.